SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2018

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

001-38293	Delaware	46-5184075
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2018, scPharmaceuticals Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “Loan Amendment”) with Solar Capital Ltd. (“Solar”) and Silicon Valley Bank (“SVB”, and together with Solar, the “Lenders”). The Loan Amendment amends the terms of that certain Loan and Security Agreement by and among the Company and the Lenders, dated as of May 23, 2017 (the “2017 Loan Agreement”) to, among other things, (i) provide for an extension of the date on which repayment of principal commences under the 2017 Loan Agreement, provided that certain specified conditions are satisfied by the Company, (ii) increase the final payment fee due upon the earliest to occur of the maturity date of the 2017 Loan Agreement, prepayment of all borrowings thereunder or the acceleration of payment due to an event of default, and (iii) require that the Company maintain at least $10 million in cash and cash equivalents in collateral accounts for the borrowings under the 2017 Loan Agreement.

The above description of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement, dated November 21, 2018, by and among scPharmaceuticals Inc., Solar Capital Ltd. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: November 27, 2018	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President, Chief Executive Officer and Principal Executive Officer